UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 24, 2012

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215

Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 24, 2012, Willis Lease Finance Corporation (the “Company”) held its Annual Stockholders’ Meeting (the “Annual Meeting”). At the close of business on March 27, 2012, the voting record date, there were 9,174,466 common shares outstanding and entitled to vote. At the Annual Meeting, 8,271,916 or 90.16%, of the outstanding common shares entitled to vote were represented by proxy or in person.

Proposal 1: Election of Directors. The stockholders elected two Class II Directors for a three-year term expiring at the 2015 Annual Meeting of Stockholders. The voting results were as follows:

Number of Votes Cast:

	For	Withheld	Broker Non-Votes
Gérard Laviec	7,450,145	133,211	688,560
Austin C. Willis	6,421,319	1,162,037	688,560

The other directors whose term of office continued after the Annual Meeting were Charles F. Willis, IV, Hans Joerg Hunziker, Robert T. Morris, and W. William Coon, Jr.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent auditors for the year 2012. The voting results were as follows:

Number of Votes Cast:

For	Against	Abstain	Broker Non-Votes
8,229,908	21,591	20,417	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated May 29, 2012

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Bradley S. Forsyth
Bradley S. Forsyth
Senior Vice President and Chief Financial Officer